UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6055 Lusk Boulevard
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2024, the Board of Directors of Crinetics Pharmaceuticals, Inc. (the “Company”) approved the adoption of the Crinetics Pharmaceuticals, Inc. Excess Deferral Plan (the “Plan”), effective as of April 1, 2024. The Plan is an unfunded, non-qualified deferred compensation plan that is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended. Participation in the Plan is limited to a select group of management and highly compensated employees of the Company, as selected by the Company, including the named executive officers of the Company, as well as non-employee directors of the Company.

Pursuant to the Plan, participants will be able to elect to defer all or a portion of certain annual compensation, including base salaries, director fees, cash performance bonuses and time-based restricted stock unit awards, as applicable. Such deferral elections must be made in advance in accordance with the rules and procedures set forth in the Plan. In addition, the Plan provides that the Company may, in its sole discretion, make matching or discretionary contributions to participant accounts. The amounts credited to each participant account will be treated as if invested in the investment options made available under the Plan and will be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to such investment options.

Participants will be fully vested at all times with respect to amounts credited to their participant accounts attributable to elective deferrals and matching contributions by the Company, while vesting of discretionary contributions by the Company will be determined in accordance with a schedule set forth in the Plan. Participants will forfeit any nonvested amounts upon an applicable separation of service from the Company. Payments of vested amounts, together with deemed investment return (positive or negative), will generally be made following a participant’s separation from service with the Company or at an earlier in-service payment date elected by the participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: April 4, 2024	By:	/s/ R. Scott Struthers, Ph. D.
R. Scott Struthers, Ph. D. President and Chief Executive Officer